UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 18, 2008 (September 12, 2008)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3241 Westerville Road, Columbus, Ohio		43224

(Address of principal executive offices)		(Zip Code)
(614) 476-8131

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
On September 12, 2008, Filene’s Basement, Inc. (“Filene’s Basement”), National City Business Credit, Inc., Wells Fargo Retail Finance LLC and Wachovia Capital Finance Corporation (Central) entered into a First Amendment to Second Amended and Restated Loan and Security Agreement (the “First Amendment”). The First Amendment modified certain provisions of the Loan Agreement to allow the definition of “permitted investment” by Retail Ventures, Inc. (the parent company of Filene’s Basement) to include investments consisting of the repurchase of certain premium income exchangeable securities (“PIES”) issued by Retail Ventures, Inc.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Loan and Security Agreement entered into by and among Filene’s Basement, Inc., National City Business Credit, Inc., Wells Fargo Retail Finance LLC and Wachovia Capital Finance Corporation (Central) on September 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.
Date: September 18, 2008	By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary